Exhibit 6




                                                     English translation of
                                                     Italian execution copy


                          SUBORDINATED  GUARANTEE AGREEMENT


               THIS SUBORDINATED GUARANTEE AGREEMENT dated September ___, 1994 made by and between DEA S.p.A., an Italian corporation (the "Guarantor"), and FINMECCANICA S.p.A., an Italian corporation (the "Guaranteed Party").

                                W I T N E S S E T H :
                                - - - - - - - - - -


               WHEREAS, the Guaranteed Party has entered into an Acquisition Agreement dated as of June 10, 1994 with Brown & Sharpe Manufacturing Company ("Brown & Sharpe"), as amended by an Amendment No. 1 to Acquisition Agreement dated as of July 31, 1994 (collectively, the "Acquisition Agreement"), pursuant to which Brown & Sharpe has agreed to acquire from the Guaranteed Party all of the issued and outstanding capital stock of the Guarantor in consideration of the issuance by Brown & Sharpe of 3,450,000 shares of its Class A Common Stock to the Guaranteed Party; and

               WHEREAS, in connection with the Acquisition Agreement, the Guaranteed Party has entered into a Credit Support Agreement with Brown & Sharpe dated as of September ___, 1994 pursuant to which the Guaranteed Party has agreed to provide, or cause to be provided by one of its affiliates, an unconditional and irrevocable guaranty of payment (a "Finmeccanica Guarantee") to each of Banca Commerciale Italiana S.p.A., New York Branch ("BCI"), and Banca San Paolo di Torino, New York Branch ("San Paolo", and collectively with BCI, the "Lenders"), in order to facilitate the issuance by the Lenders of three-year term loan financing to Brown & Sharpe in the principal amounts of US$18.3 million and US$6.7 million, respectively, with no principal payments due until maturity (each a "Term Loan" and, collectively, the "Term Loans");

               WHEREAS, upon the closing of the transactions contemplated by the Acquisition Agreement, the Guarantor will be a wholly owned subsidiary of Brown & Sharpe and will derive substantial benefit from the making of advances to Brown & Sharpe under the Term Loans;

               NOW, THEREFORE, in consideration of the premises and to induce the Guaranteed Party to execute the Credit Support Agreement and issue or cause to be issued the Finmeccanica Guarantees to the Lenders, the Guarantor hereby agrees as follows:

               SECTION 1.     Definitions.    Capitalized terms used herein
                              -----------
          and not otherwise defined shall have the meanings ascribed to them in the Credit Support Agreement.

               SECTION 2.     Guarantee.     Subject   to  the   terms  and
                              ---------
          conditions set forth herein, the Guarantor hereby unconditionally and irrevocably guarantees the punctual, full and prompt payment when due of all amounts which may become due and payable by Brown & Sharpe under the Credit Support Agreement, whether for principal outstanding thereunder, interest thereon, fees, costs, expenses, reimbursement, indemnities or otherwise, and the due and prompt performance of all other obligations, covenants and agreements of Brown & Sharpe thereunder, now existing or hereafter arising, whether fixed or contingent (collectively, the "Guaranteed Obligations"). This Guarantee is an absolute guaranty of payment and performance and is not a guaranty of collection. Notwithstanding anything to the contrary herein, the maximum liability of the Guarantor under this Agreement shall be an amount equal to one hundred twenty percent (120%) of the maximum aggregate principal amount outstanding under the Term Loans.

               Any payments required to be made by the Guarantor hereunder shall be made in U.S. Dollars or such other currency as the Guaranteed Party may specify in writing to the Guarantor in immediately available funds by wire transfer for credit to the Guaranteed Party's account at Banca Commerciale Italiana, Genova Sestri Ponente Branch, Account No. 460862/01/17.

               SECTION   3.  Guarantee  Absolute; Subordination.  (a)   The
                             ----------------------------------
          Guarantor guarantees that the Guaranteed Obligations will be paid or performed strictly in accordance with the terms of the Credit Support Agreement, subject to any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Party with respect thereto. Except to the extent otherwise indicated in the foregoing sentence, the liability of the Guarantor under this Agreement shall be absolute and unconditional irrespective of any of the following circumstances:

                         (i) any lack of validity or enforceability of the Credit Support Agreement or any other agreement or instrument relating thereto (whether executed by Brown & Sharpe, the Guarantor or any other party) or avoidance or subordination (other than as contemplated herein) of any of the Guaranteed Obligations except to the extent resulting in the full release of any liabilities incurred by the Guaranteed Party in the performance of its obligations under the Credit Support Agreement;

                         (ii) any change in the time, manner or place of payment of, or in any other term of, or in the amount of,







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                                         -3-

               all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Support Agreement or any other agreement or instrument relating thereto (whether executed by Brown & Sharpe, the Guarantor or any other party), which in each case may be agreed by Brown & Sharpe and the Guaranteed Party;

                         (iii) the absence of any attempt to collect the Guaranteed Obligations from Brown & Sharpe or any other action to enforce the same or the election of any remedy by the Guaranteed Party;

                         (iv) the waiver, consent, extension, forbearance or granting of any indulgence by the Guaranteed Party with respect to any provision of the Credit Support Agreement or any other agreement or instrument relating thereto (whether executed by Brown & Sharpe, the Guarantor or any other party); or

                         (v) any defenses available to the Guarantor under Articles 1939, 1944 and 1957 of the Italian Civil Code, which are hereby expressly acknowledged not to be applicable to this Guarantee;

          it being expressly acknowledged and agreed that the liability of the Guarantor under this Agreement shall not be discharged except upon the receipt by the Guaranteed Party of the full amount of every payment due to be made, and the satisfaction of every other obligation required to be satisfied, by the Guarantor under this Agreement in respect of the Guaranteed Obligations.

                    (b) Notwithstanding any other provision of this Agreement, the Guaranteed Party may not (whether in a bankruptcy proceeding, other proceeding or otherwise) accept or receive any funds in payment of any obligations of Brown & Sharpe under the Credit Support Agreement, or exercise any rights under this Agreement, or make any demand or claim upon, accept, sue against or take any other action or exercise any right, remedy, power or privilege with respect to, or execute, foreclose or seek to execute or foreclose upon, (i) any assets of the Guarantor's wholly owned subsidiary, Digital Electronic Automation Company ("DEAC") (whether before or after the contemplated merger of DEAC with and into Brown & Sharpe), or (ii) the assets of the Guarantor (including, without limitation, the capital stock, debt or other securities of DEAC) in respect of the Guaranteed Obligations or any other liability (including all fees, costs, indemnities, claims (whether in contract or tort) for breach of representation or warranties or any other like amounts) of the Guarantor under or in connection with this Agreement unless and until (x) the Foothill Debt (as defined below) shall have indefeasibly been paid in full in cash or cash equivalents or

          Foothill Capital Corporation and its successors and assigns and including other holders of the Foothill Debt in any refinancing as defined below ("Foothill") shall have consented in writing to such action, and the Guarantor shall be entitled to defend against, and Foothill shall be entitled to prevent, any such action or attempt to take any such action, and (y) the DEA Line of Credit Debt (as defined below) shall have indefeasibly been paid in full in cash or cash equivalents or the DEA Lenders (as defined below) shall have consented in writing to such action, and the Guarantor shall be entitled to defend against any such action or attempt to take any such action. Except as specifically provided in this Section 3(b), nothing is intended to impair the rights, remedies, powers or privileges of the Guaranteed Party against the Guarantor under or in connection with this Agreement.

                    (c)  For purposes of  Section 3(b):

                         "Foothill Debt" shall mean any and all obligations
                    of Brown & Sharpe, whether for principal (in an aggregate principal amount at any one time of up to $25,000,000), interest (including interest, whether or not allowed, accruing after the commencement of any bankruptcy proceeding), fees, costs, premiums, indemnities or other like amounts, under or in connection with that certain Loan and Security Agreement, dated as of June 30, 1993 between Brown & Sharpe and Foothill, as the same may be amended, supplemented, extended, renewed, refinanced (with the same or a different lender(s)) or otherwise modified from time to time;

                         "DEA  Line  of   Credit  Debt"   shall  mean   the
                    countervalue in Italian Lire (or other relevant currency), at the US Dollar/Italian Lire (or other relevant currency) exchange rate as published in Sole 24 Ore on the relevant Disbursement Date(s), of up to $25 million of Indebtedness of the Guarantor outstanding from time to time under its existing and future unsubordinated short-term lines of credit; and

                         "DEA  Lenders"  shall  mean  the  various  lenders
                    holding  the  DEA  Line  of  Credit  Debt  and    their
                    respective successors and assigns.

               SECTION 4.  Waiver.  To the extent waivable under applicable
                           ------
          law, the Guarantor hereby waives (i) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Guaranteed Obligations and this Guarantee, (ii) any requirement that the Guaranteed Party protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against

          Brown & Sharpe  or any other person or entity  or any collateral,
          (iii) filing of claims with a court in the event of receivership or bankruptcy of Brown & Sharpe, (iv) protest or notice with respect to nonpayment of any or all of the Guaranteed Obligations, (v) all demands whatsoever (and any requirement that the same be made on Brown & Sharpe as a condition precedent to the Guarantor's obligations hereunder); and covenants that this Guarantee will not be discharged, except by indefeasible payment in full of the Guaranteed Obligations.

               The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Brown & Sharpe. The Guarantor hereby agrees that the Guaranteed Party shall have no duty to advise the Guarantor of information known to the Guaranteed Party regarding such condition or any such circumstances.

               SECTION 5.   Subrogation.  The  Guarantor hereby waives  any
                            -----------
          rights which it may acquire by way of subrogation, contribution or reimbursement by reason of this Agreement, by any payment made hereunder or otherwise until the Guaranteed Obligations shall have been paid or satisfied in full.

               SECTION 6.   Representations and Warranties.   The Guarantor
                            ------------------------------
          hereby represents and warrants to the Guaranteed Party as follows:

                    (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Italy.

                    (b) The execution, delivery and performance by the Guarantor of this Guarantee are within the Guarantor's corporate powers, have been duly authorized by all necessary action on the part of the Guarantor, do not contravene (i) the Guarantor's articles of incorporation or by-laws, or (ii) any law or any contractual restriction binding on or affecting the Guarantor and do not result in or require the creation of any lien upon or with respect to any of its properties.

                    (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guarantee.

                    (d) This Agreement is the valid, legal and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

                    (e) There is no pending or threatened action or proceeding affecting the Guarantor before any court, governmental agency or arbitrator, which would materially adversely affect the ability of the Guarantor to perform its obligations under this Agreement.

               SECTION 7.  Covenants.
                           ---------

                    (a) The Guarantor shall deliver to the Guaranteed Party (i) as soon as available and in any event not later than 180 days after the end of each of the Guarantor's fiscal years, the Guarantor's consolidated audited financial statements, certified by an accounting firm of recognized national standing, and (ii) as soon as available and in any event not later than 60 days after the end of each of the Guarantor's semi-annual reporting periods, the consolidated unaudited semi-annual financial statements of the Guarantor. Each such financial statement shall be prepared in accordance with Italian generally accepted accounting principles consistently applied, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.

                    (b) The Guarantor will not create, incur, assume or suffer to exist any Lien upon any of the Collateral of the Guarantor or of its subsidiaries, as existing from time to time, except (i) Liens in support of Senior Indebtedness or Liens existing immediately prior to the closing under the Acquisition Agreement, (ii) Liens in favor of the Guaranteed Party, and (iii) Liens arising by operation of law, which the Guarantor shall (A) discharge in the ordinary course of business or (B) contest in good faith by appropriate proceedings, adequate reserves having been set aside for the payment thereof.

                    (c) The Guarantor will not incur, and will cause its subsidiaries not to incur, any Indebtedness to banks or other financial institutions other than the amount equal to the countervalue in Italian Lire of up to US$25 million included in the definition of Senior Indebtedness in the Credit Support Agreement plus an amount equal to the amount of the Guarantor's
                    ----
          and its subsidiaries' long-term debt at the closing of the Acquisition Agreement plus any Indebtedness (up to a maximum of
                                ----
          US$10 million at any one time outstanding, or its equivalent in other currencies, at the time of incurring any such new Indebtedness) incurred after the date hereof to or qualified and subsidized by the Italian Government (or an agency thereof) in connection with research projects and any purchase money Indebtedness for equipment or machinery (whether so qualified or subsidized or otherwise). In addition, the Guarantor and its subsidiaries may incur Indebtedness which is subordinated, on terms reasonably satisfactory to the Guaranteed Party, to the Guarantor's obligations to the Guaranteed Party under this Agreement. It is also understood that any Foothill Debt incurred







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                                         -7-

          by DEAC which constitutes Senior Indebtedness shall not be deemed a breach of the provisions of this Section 7(c).

               SECTION 8.     Conditions Precedent.   The  obligations   of
                              --------------------
          the Guarantor hereunder shall be subject to (i) the closing of the transactions contemplated by the Acquisition Agreement, (ii) the disbursement to Brown & Sharpe by the Lenders of the proceeds of the Term Loans, and (iii) the execution and delivery of the Finmeccanica Guarantees to the Lenders.

               SECTION 9.  Amendments,  Etc.  No amendment or waiver of any
                           ----------------
          provision of this Agreement nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Guaranteed Party; no amendment, waiver or consent shall, unless in writing and signed by the Guaranteed Party, limit the liability of the Guarantor hereunder or postpone any date fixed for payment hereunder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 10.   Addresses for Notices.  All  notices and other
                             ---------------------
          communications provided for hereunder shall be in writing and mailed (certified or registered mail, postage prepaid), telecopied or delivered, to the Guarantor or the Guaranteed Party (as applicable) at the addresses specified below:

                    (a)  If to the Guarantor, to:

                         DEA S.p.A.
                         Corso Torino, 70
                         10024 Moncalieri (TO), Italy
                         Fax: (011) 39 11 6610365
                         Attention:     Amministratore Delegato

                         with a copy to:

                         Brown & Sharpe Manufacturing Company
                         200 Frenchtown Road
                         Precision Park
                         North Kingstown, Rhode Island 02852
                         U.S.A.
                         Fax: (401) 886-2214
                         Attention:     Vice President and
                              Chief Financial Officer

                    (b)  If to the Guaranteed Party, to

                         Elsag Bailey
                         Via G. Puccini, 2
                         16154 Genova, Italy
                         Fax: (011) 39 10 6582701
                         Attention:     Chief Financial Officer







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                                         -8-

          or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice shall be deemed to have been received by the party to whom it is addressed (a) if by mail, ten (10) days following the date dispatched, and (b) if by telecopier, twenty-four (24) hours following transmission.

               SECTION 11.   No Waiver; Remedies.  To  the extent permitted
                             -------------------
          under applicable law, no failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               To the extent permitted under applicable law, failure by the Guaranteed Party at any time or times hereafter to require strict performance by Brown & Sharpe, the Guarantor or any other person of any of the provisions, warranties, terms and conditions contained in the Credit Support Agreement, this Agreement or any other instrument now or at any time or times hereafter executed by Brown & Sharpe, the Guarantor or any other such person and delivered to the Guaranteed Party shall not waive, affect or diminish any right of the Guaranteed Party at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any act, course of conduct or knowledge of the Guaranteed Party, its agents, officers or employees, unless such waiver is contained in an instrument in writing specifying such waiver signed by the Guaranteed Party and directed and delivered to Brown & Sharpe. No waiver by the Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Guaranteed Party permitted hereunder shall in any way effect or impair any of its rights or the obligations of the Guarantor under this Agreement.

               SECTION  12.   Continuing Guarantee.   This  Agreement  is a
                              --------------------
          continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full of the Guaranteed Obligations,
          (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guaranteed Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), the Guaranteed Party may assign or otherwise transfer any Obligation owing to it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Guaranteed Party herein or otherwise with respect to the Guaranteed Obligations so transferred or assigned.








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                                         -9-

               SECTION 13.  Reinstatement.  This Agreement shall  remain in
                            -------------
          full force and effect and continue to be effective should any petition be filed by or against the Guarantor or Brown & Sharpe for liquidation or reorganization, should any of them become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any of their assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, pursuant to an action for revocatoria or
                                                             -----------
          otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Guaranteed Obligations shall, to the fullest extent permitted by law, continue to be effective but shall be deemed reduced by any amounts paid by the Guarantor up to such time, notwithstanding any such payments may have been rescinded or reduced by judicial order.

               SECTION  14.  Governing  Law; Jurisdiction.   This Agreement
                             ----------------------------
          shall be governed by, and construed in accordance with, the laws of Italy.

               The Guarantor agrees to submit to the jurisdiction of the Court of Rome.

               SECTION  15.      Italian Language  Version Governing.   The
                                 -----------------------------------
          Italian language version of this Agreement shall be governing in the application, interpretation, construction and enforcement of this instrument, notwithstanding any English translation which either party may have prepared for its own convenience.

               SECTION 16.  Miscellaneous.  All  references herein to Brown
                            -------------
          & Sharpe and to the Guarantor shall be deemed to include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for Brown & Sharpe or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

               Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any documentary tax which may be due and payable in connection with the registration of this Agreement shall be borne by the Guarantor.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.


                                        DEA S.p.A.


                                        By: ____________________
                                            Name:
                                            Title:


                                        FINMECCANICA  S.p.A., through its
                                        Elsag Bailey Division


                                        By: ____________________
                                            Name:
                                            Title: